Exhibit 10.7
FORM OF
HANESBRANDS INC.
OMNIBUS INCENTIVE PLAN (AS AMENDED AND RESTATED)

CALENDAR YEAR [YEAR] GRANT

NON-EMPLOYEE DIRECTOR
RESTRICTED STOCK UNIT GRANT NOTICE AND AGREEMENT

To: [NAME] (referred to herein as “Grantee” or “you”)

Hanesbrands Inc. (the “Company”) is pleased to confirm that you have been awarded a Restricted Stock Unit ( “RSU”) award (this “Award”), effective [DATE] (the “Grant Date”). This Award is subject to the terms of this Grant Notice and Agreement (this “Agreement”) and is made under the Hanesbrands Inc. Omnibus Incentive Plan (As Amended and Restated) (the “Plan”) which is incorporated into this Agreement by reference. Any capitalized terms used herein that are otherwise undefined shall have the same meaning provided in the Plan.
1.Grant of RSU Award.  Subject to the restrictions, limitations, terms and conditions specified in the Plan, the Participation Guide/Prospectus for the Hanesbrands Inc. Omnibus Incentive Plan (As Amended and Restated) (the “Plan Prospectus”), and this Agreement, the Company hereby awards to you [NUMBER] RSUs which are considered Stock Awards under the Plan. This Award represents your equity retainer for service as a member of the Board of Directors of Hanesbrands Inc. (the “Board”) in [YEAR].
2.Dividend Equivalents.  Subject to the restrictions, limitations and conditions described in the Plan, dividend equivalents payable on the RSUs will be accrued on behalf of the Grantee at the time that cash dividends are otherwise paid to owners of Stock. Interest will be credited on accrued dividend equivalent balances, and such balances will vest on the Vesting Date (as defined below in Paragraph 3) and will be paid to the Grantee as soon as possible following the Vesting Date.
3.Vesting.  The RSUs will vest and become payable, together with a payment in cash equal to the value of any fractional shares of Stock, in shares of Stock on a one-for-one basis on the first anniversary of the Grant Date (the “Vesting Date”) if you are continuing to serve as a member of the Board on such one-year anniversary; provided that (i) if your service as a member of the Board is terminated prior to such one-year anniversary due to your death or total disability (as defined in Code Section 409A and guidance issued thereunder), all unvested RSUs will vest as of the date on which the Company is notified in writing of your death or the date on which the Company determines that you are totally disabled, and will become payable, together with a payment in cash equal to the value of any fractional shares of Stock, in shares of Stock as soon as reasonably practicable thereafter, and (ii) if your service as a member of the Board is terminated prior to such one-year anniversary for any other reason, that number of RSUs determined by (A) dividing the number of RSUs granted by twelve, and (B) multiplying the result by the number of months that have passed in the calendar year for which the RSUs represent your equity retainer (including any portion of a month that has passed) as of the date of termination (the “Pro Rata RSUs”) will vest as of the date of termination, and will become payable, together with a payment in cash equal to the value of any fractional shares of Stock, in shares of Stock as soon as reasonably practicable thereafter, and all RSUs other than the Pro Rata RSUs shall be forfeited. The RSUs are not transferable by you by means of sale, assignment, exchange, pledge, or otherwise until vested. You are personally responsible for the payment of all taxes related to vesting of the RSUs.
4.Election to Defer Distribution. If the distribution is subject to U.S. tax law, an eligible Grantee may elect to defer the distribution of either all or none of the RSUs granted under this Award. Such election shall be in accordance with rules established by the Committee and in general must have been received in writing by the Company no later than the business day prior to the Grant Date. The deferral, if elected, will result in the transfer of the RSUs into the Company’s deferred compensation plan Stock Equivalent Account in effect, and applicable to the Grantee, at the time the RSUs would have otherwise been distributed. The applicable Company deferred compensation plan rules will govern the administration of this Award beginning on the date the RSUs are credited to the applicable deferred compensation plan.
5.Adjustments.  If the number of outstanding shares of Stock is changed as a result of a Stock split or the like without additional consideration to the Company, the number of RSUs subject to this Award shall be adjusted to correspond to the change in the outstanding shares of Stock.
6.Rights as a Stockholder.  Except as provided in Paragraph 2 above (regarding dividends), you shall have no rights as a stockholder of the Company in respect of the RSUs, including the right to vote, until and unless the RSUs have vested and ownership of Stock issuable upon vesting of the RSUs has been transferred to you.

7.No Rights to Continued Service.  Nothing in this Agreement, the Plan Prospectus, or the Plan confers on any Grantee any right to continue on the Board. You further acknowledge that this Award is for future services to the Company and is not under any circumstances to be considered compensation for past services.
8.Miscellaneous.

a.
Interpretations.  Any dispute, disagreement or question which arises under, or as a result of, or in any way relates to the interpretation, construction or application of this Agreement, the Plan Prospectus, or the Plan will be determined and resolved by the Committee. Such determination or resolution by the Committee will be final, binding and conclusive for all purposes.

b.
Modification.  The Committee may amend or modify this Award in any manner to the extent that the Committee would have had the authority under the Plan initially to award such Award, provided that no such amendment or modification shall impair your rights under this Agreement without your consent. This Agreement generally may be amended, modified or supplemented only by an instrument in writing signed by both parties hereto. Notwithstanding anything in this Agreement, the Plan Prospectus, or the Plan to the contrary, this Award may be amended by the Company without the consent of the Grantee, including but not limited to modifications to any of the rights awarded to the Grantee under this Agreement, at such time and in such manner as the Company may consider necessary or desirable to reflect changes in law. In addition, the Grantee understands that the Company may amend, resubmit, alter, change, suspend, cancel, or discontinue the Plan at any time without limitation.

c.
Conformity with the Plan.  This Award is intended to conform in all respects with, and is subject to, all applicable provisions of the Plan. Any capitalized terms used herein that are otherwise undefined shall have the same meaning provided in the Plan. Any inconsistencies between this Agreement, the Plan Prospectus or the Plan shall be resolved in accordance with the terms of the Plan.

d.
Governing Law.  All matters regarding or affecting the relationship of the Company and its stockholders shall be governed by the General Corporation Law of the State of Maryland. All other matters arising under this Agreement including matters of validity, construction and interpretation, shall be governed by the internal laws of the State of North Carolina, without regard to any state’s conflict of law principles. You and the Company agree that all claims in respect of any action or proceeding arising out of or relating to this Agreement shall be heard or determined in any state or federal court sitting in North Carolina, and you agree to submit to the jurisdiction of such courts, to bring all such actions or proceedings in such courts and to waive any defense of inconvenient forum to such actions or proceedings. A final judgment in any action or proceeding so brought shall be conclusive and may be enforced in any manner provided by law.

e.
Successors and Assigns.  Except as otherwise provided herein, this Agreement will bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto whether so expressed or not.

f.
Severability.  Whenever feasible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

9.Plan Documents.  The Plan Prospectus is available by contacting Dreama Douglas at 336.519.4556.
10.Acceptance of Terms and Conditions.  By accepting this Award, you agree that the Award is made at the discretion of the Committee and that acceptance of this Award is no guarantee that future Awards will be made under the Plan. You agree to be bound by the terms and conditions herein, the Plan, and any and all conditions established by the Company in connection with Awards issued under the Plan, and understand that this Award does not confer any legal or equitable right (other than those rights constituting the Award itself) against the Company or any Subsidiary directly or indirectly, or give rise to any cause of action at law or in equity against the Company or any Subsidiary.

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